UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      November 8, 2017

Regional Health Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard, NW Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

AdCare Health Systems, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 8, 2017, Brian M. Szames, a director of Regional Health Properties, Inc. (“Regional”, and including AdCare Health Systems, Inc., Regional’s former parent and predecessor issuer, the “Company”), informed the Company and the Board of Directors of his decision to not stand for re-election as a director at the Company's 2017 Annual Meeting of Shareholders to be held on December 20, 2017, ("the Annual Meeting"). Mr. Szames' decision not stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Szames indicated that he would not stand for re-election so he may pursue other opportunities. Mr. Szames will continue to serve out his current term on the Board, which ends at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 13, 2017	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Interim Chief Executive Officer

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